AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

OF

JOSEPH F. OLIVERI

        AMENDMENT NO. 1, effective as of July 1, 2001 (“Amendment”), to that certain Employment Agreement, dated as of June 6, 2000 (the “Employment Agreement”), between Interface Electronics Corp. a Massachusetts corporation (“Interface”), and Joseph F. Oliveri (hereinafter referred to as “Executive”), pursuant to which Executive has been employed as President of Interface. Terms not defined in this Amendment shall have such meanings otherwise ascribed to them in the Employment Agreement.

        WHEREBY, Interface and Executive desire to amend the Employment Agreement to properly reflect the intention of the parties.

        NOW, THEREFORE, in consideration of the premises hereinafter set forth, the parties, intending to be legally bound, agree as follows:

           1.             Section 3.5.1 of the Employment Agreement entitled, "Event", is hereby deleted and replaced in its entirety by the following:            "In the event a Change of Control (as defined in the Purchase Agreement) shall occur at any time during the Initial Term, there shall be paid to Executive, in lieu of any other amounts payable hereunder, an amount equal to (i) three (3) times Executive's Base Salary and Bonus earned during the 12 months immediately preceding the date of the Change of Control, if such Change of Control occurs on or prior to May 30, 2001, or (ii) two (2) times Executive's Base Salary and Bonus earned during the 12 months immediately preceding the date of the Change of Control if such Change of Control occurs on or after June 1, 2001 and on or prior to May 30, 2003."

        2. Notwithstanding the foregoing restatement of Section 3.5.1 of the Employment Agreement, all other provisions of the Employment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned have each caused this Amendment to be executed by its duly authorized representative, effective as of the date first written above.

                                                 INTERFACE ELECTRONICS CORP.

                         By: /s/ Jeffrey D. Gash
                         Name:Jeffrey D. Gash
                         Title:Executive VP

                         /s/ Joseph Oliveri
                               Joseph Oliveri